UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 26, 2012 (April 24, 2012)

CRACKER BARREL OLD COUNTRY STORE, INC.

(Exact Name of Registrant as Specified in its Charter)

Tennessee	001-25225	62-0812904
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 Hartmann Drive, Lebanon, Tennessee 37087

(Address of Principal Executive Offices) (Zip code)

(615) 444-5533

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 24, 2012, Cracker Barrel Old Country Store, Inc., a Tennessee corporation (the “Company”), entered into a First Amendment to Credit Agreement (the “Amendment”) to the Credit Agreement, dated as of July 8, 2011, by and among the Company, the Subsidiary Guarantors named therein, the Lenders party thereto, and the Administrative Agent (the “Credit Agreement”). The Amendment effects the following changes to the Credit Agreement:

•

amend subsection 5.02(g)(iii) to provide that, so long as the liquidity requirements set forth therein are satisfied, dividends in any given fiscal year are permitted to be declared and paid so long as the aggregate amount of such dividends is less than 20% (rather than 15%) of the prior fiscal year’s Consolidated EBITDA (as such term is defined in the Credit Agreement);

•

add a new provision which provides that, so long as the liquidity requirements are satisfied, dividends may be declared and paid in any fiscal year up to the amount of dividends permitted and paid in the preceding fiscal year (without regard to the 20% limitation);

•	remove the provision allowing quarterly increases in dividends not to exceed the greater of $.01 or 10% of the prior quarter’s dividend; and

•	amend subsections 5.02(g)(iv) and (vi) to increase the aggregate amount of share and option purchases and redemptions otherwise permitted under those subsections from $65 million to $100 million.

The Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description is qualified in its entirety by reference to such exhibit.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits

(d) Exhibits.

10.1	First Amendment to Credit Agreement, dated as of April 24, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2012	CRACKER BARREL OLD COUNTRY STORE, INC.

	By:	/s/ Lawrence E. Hyatt

	Name:	Lawrence E. Hyatt
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	First Amendment to Credit Agreement, dated as of April 24, 2012